Exhibit 99.1

FAMILY DOLLAR BOARD OF DIRECTORS REJECTS PROPOSAL FROM

DOLLAR GENERAL BASED ON ANTITRUST ISSUES

FAMILY DOLLAR BOARD REAFFIRMS RECOMMENDATION IN SUPPORT OF

MERGER AGREEMENT WITH DOLLAR TREE

MATTHEWS, NC – August 21, 2014 – Family Dollar Stores, Inc. (NYSE:FDO) announced today that its Board of Directors has unanimously rejected the non-binding proposal made by Dollar General Corporation (NYSE:DG) on the basis of antitrust regulatory considerations. In addition, the Family Dollar Board unanimously reaffirmed its recommendation in support of the merger agreement with Dollar Tree, Inc. (NASDAQ:DLTR).

In negotiating the merger agreement with Dollar Tree, the Family Dollar Board ensured that the agreement permits the Board, consistent with its fiduciary duties, to negotiate with, provide due diligence materials to, and even terminate the merger agreement to enter into a new agreement with, a competing bidder. However, as is customary, the Board may commence negotiations and due diligence access only if, among other factors, the Board determines that a proposal from a competing bidder is reasonably expected to lead to a superior proposal that “is reasonably likely to be completed on the terms proposed.” The Family Dollar Board, after consultation with its financial and legal advisors who have conducted an extensive antitrust analysis, determined that the Dollar General proposal fails to satisfy this requirement. The Board’s decision follows the unanimous recommendation of a committee of four non-management independent directors that has been overseeing the Company’s consideration and exploration of strategic alternatives since January 2014. This committee consists of Glenn A. Eisenberg; Ed Garden; George R. Mahoney, Jr.; and Harvey Morgan.

Howard R. Levine, Chairman and CEO of Family Dollar, stated, “Our Board of Directors, with the assistance of outside advisors and consultants, has been carefully analyzing the antitrust issues in a potential combination with Dollar General since the beginning of this year, as detailed in the Company’s preliminary proxy statement that was filed by Dollar Tree with the SEC on August 11. Our Board reviewed, with our advisors, all aspects of Dollar General’s proposal and unanimously concluded that it is not reasonably likely to be completed on the terms proposed. Accordingly, our Board rejects Dollar General’s proposal and reaffirms its support for the pending merger with Dollar Tree.”

Mr. Levine continued, “I would also like to note that Dollar General’s letter, sent late last night, contained blatant mischaracterizations and did nothing to address the antitrust issues in Dollar General’s proposal.”

Ed Garden, a co-founder and partner at Trian Fund Management, L.P., a large shareholder of the Company, said, “Consistent with its fiduciary duties, the Company’s Board has sought to maximize shareholder value while considering the certainty of closing a transaction. The CEO of Dollar General said he believes that antitrust is not a risk but did not put forth a proposal that eliminates regulatory risk for Family Dollar shareholders. Given the significant antitrust issues involved with Dollar General’s proposal, we will not jeopardize the Dollar Tree deal for a transaction with Dollar General that has a high likelihood of not closing due to antitrust considerations. We remain fully committed to the Dollar Tree transaction.”

Prior to signing the merger agreement, the Family Dollar Board, working with its advisors, engaged a number of times since February 2013 with Dollar General, referred to in the preliminary proxy statement as Company A. In January 2014, representatives of Dollar General postponed and then cancelled a scheduled meeting with Family Dollar and said they would be in touch in the spring of 2014. As further detailed in the preliminary proxy statement, the Family Dollar Board, working with its advisors, initiated a strategic review in January 2014, which included an extensive antitrust analysis of a combination with Dollar General by the Company’s outside legal advisors and an econometric consultant. Family Dollar contacted Dollar General on June 9, 2014, to request that the companies’ respective antitrust lawyers meet to discuss antitrust law perspectives on a Family Dollar/Dollar General business combination. Dollar General declined to schedule a discussion on antitrust issues. A meeting was scheduled between the parties on June 19, 2014. Prior to that meeting, a number of shareholders (including the Company’s largest shareholder at the time) and analysts publicly stated that a sale of the Company should or would occur imminently. At the June 19 meeting, representatives of Dollar General stated that they were not interested in pursuing a strategic transaction at that time. At the time of the June 19 meeting, Family Dollar was bound by a customary non-disclosure agreement with Dollar Tree that prohibited disclosure of the existence of any discussions with Dollar Tree.

Glenn A. Eisenberg, chair of the committee of non-management independent directors overseeing Family Dollar’s consideration and exploration of strategic alternatives since January, commented, “The directors have been diligent in their approach to the process that led up to the merger agreement with Dollar Tree and believe the Dollar Tree transaction offers substantial and certain value to our stockholders.”

Morgan Stanley & Co. LLC is serving as exclusive financial advisor to Family Dollar and Cleary Gottlieb Steen & Hamilton LLP is serving as legal counsel.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed merger between Dollar Tree and Family Dollar, on August 11, 2014, Dollar Tree filed with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 that included a preliminary proxy statement of Family Dollar that also constitutes a prospectus of Dollar Tree. The registration statement has not yet become effective. After the registration statement has been declared effective by the SEC, the definitive proxy statement/prospectus will be delivered to shareholders of Family Dollar. INVESTORS AND SECURITY HOLDERS OF FAMILY DOLLAR ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain free copies of the registration statement and the definitive proxy statement/prospectus (when available) and other documents filed with the SEC by Dollar Tree and Family Dollar through the website maintained by the SEC at

http://www.sec.gov. Copies of the documents filed with the SEC by Dollar Tree will be available free of charge on Dollar Tree’s internet website at www.DollarTree.com under the heading “Investor Relations” and then under the heading “Download Library” or by contacting Dollar Tree’s Investor Relations Department at 757-321-5284. Copies of the documents filed with the SEC by Family Dollar will be available free of charge on Family Dollar’s internet website at www.FamilyDollar.com under the heading “Investor Relations” and then under the heading “SEC Filings” or by contacting Family Dollar’s Investor Relations Department at 704-708-2858.

Participants in the Solicitation

Dollar Tree, Family Dollar, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Family Dollar common stock in respect of the proposed merger between Dollar Tree and Family Dollar. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in favor of the proposed merger are set forth in the proxy statement/prospectus filed with the SEC. You can also find information about Dollar Tree’s and Family Dollar’s directors and executive officers in their respective definitive proxy statements filed with the SEC on May 12, 2014 and December 6, 2013, respectively. You can obtain free copies of these documents from Dollar Tree or Family Dollar using the contact information above.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and information about our current and future prospects and our operations and financial results are based on currently available information. Various risks, uncertainties and other factors could cause actual future results and financial performance to vary significantly from those anticipated in such statements. For example, the unsolicited non-binding proposal from Dollar General may not result in a definitive agreement for an alternative business combination transaction. The forward looking statements contained herein include assumptions about our operations, such as cost controls and market conditions, and certain plans, activities or events which we expect will or may occur in the future and relate to, among other things, the business combination transaction involving Dollar Tree and Family Dollar, the unsolicited non-binding proposal from Dollar General for an alternative business combination transaction, the financing of the proposed transactions, the benefits, results, effects and timing of the proposed transactions, future financial and operating results, and the combined company’s plans, objectives, expectations (financial or otherwise) and intentions.

Risks and uncertainties related to the proposed mergers include, among others: the risk that Family Dollar’s stockholders do not approve either merger; the risk that regulatory approvals required for either merger are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the financing required to fund either transaction is not obtained; the risk that the other conditions to the closing of either merger are not satisfied; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of either merger; uncertainties as to the timing of either merger; competitive responses to either proposed merger; response by activist shareholders to either merger; costs and difficulties related to the integration of Family Dollar’s business and operations with Dollar Tree’s or Dollar General’s business and operations; the inability to obtain, or delays in obtaining, the cost savings and synergies contemplated by either merger; uncertainty of the expected financial performance of the combined company following completion of either proposed transaction; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with either proposed transaction and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; unexpected costs, charges or expenses resulting from either merger; litigation relating to either merger; the outcome of pending or potential litigation or governmental investigations; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. Consequently, all of the forward-looking statements made by Family Dollar, in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in Family Dollar’s Annual Report on Form 10-K for the fiscal year ended August 31, 2013, Family Dollar’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2014, and other reports filed by Family Dollar with the SEC, which are available at the SEC’s website http://www.sec.gov.

Please read our “Risk Factors” and other cautionary statements contained in these filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Family Dollar undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. As a result of these risks and others, actual results could vary significantly from those anticipated herein, and our financial condition and results of operations could be materially adversely affected.

About Family Dollar

For more than 54 years, Family Dollar has been providing value and convenience to customers in easy-to-shop neighborhood locations. Family Dollar’s mix of name brands and quality, private brand merchandise appeals to shoppers in more than 8,100 stores in rural and urban settings across 46 states. Helping families save on the items they need with everyday low prices creates a strong bond with customers, who often refer to their neighborhood store as “my Family Dollar.” Headquartered in Matthews, North Carolina, just outside of Charlotte, Family Dollar is a Fortune 300, publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

FAMILY DOLLAR CONTACTS:

INVESTOR CONTACT:

Kiley F. Rawlins, CFA

(704) 708-2858

krawlins@familydollar.com

MEDIA CONTACT:

Matthew Sherman / Jamie Moser/ Averell Withers

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449